UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 4, 2016 (January 29, 2016)
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
-    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
-    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 29, 2016, Becton, Dickinson and Company (“BD”) entered into a Five Year Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, and the lenders named in the Credit Agreement. The description of the Credit Agreement provided below is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is included as an exhibit to this report. The Credit Agreement replaced our prior credit agreement described below under Item 1.02.

The Credit Agreement is a senior unsecured revolving credit facility that provides BD with $1.5 billion of financing, including a $100 million letter of credit subfacility, and expires in January 2021. The credit facility provides that BD may, subject to additional commitments made by the lenders, access up to an additional $500 million of financing through the facility, for a maximum aggregate commitment under the facility of up to $2 billion. Borrowings under the credit facility may be used for general corporate purposes. Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates and BD’s credit ratings, as described in the Credit Agreement. The Credit Agreement contains customary representations and affirmative and negative covenants, including a single financial covenant that requires BD to maintain an interest expense coverage ratio of not less than 5-to-1 for the most recent four consecutive fiscal quarters. The Credit Agreement also contains customary events of default (including non-payment of principal or interest and breaches of covenants). If any event of default occurs and is not cured within the applicable grace period, the outstanding loans under the facility may be accelerated by lenders holding a majority of the commitments under the Credit Agreement and the lenders’ commitments under the Credit Agreement may be terminated.

Item 1.02.    Termination of a Material Definitive Agreement.

Upon effectiveness of the Credit Agreement described under Item 1.01 above, BD terminated its prior $1 billion credit agreement, dated as of May 18, 2012 (the “Prior Credit Agreement”), by and among BD, Citibank, N.A., as administrative agent, and the lenders party thereto. The material terms and conditions of the Prior Credit Agreement are substantially the same as those under the Credit Agreement described in Item 1.01, except that the Prior Credit Agreement did not contain provisions allowing for multi-currency borrowing and provisions relating to the $100 million letter of credit subfacility. There were no outstanding borrowings under the Prior Credit Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10	Five Year Credit Agreement, dated as of January 29, 2016, among Becton, Dickinson and Company, the banks named therein and Citibank, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: February 4, 2016